Exhibit 10.5
                                            CONFORMED COPY

                ACKNOWLEDGEMENT AND AGREEMENT


     THIS ACKNOWLEDGEMENT AND AGREEMENT (the "Agreement") is made as of May 6, 2002, by and between Glenmoor, Ltd., a Delaware corporation ("Glenmoor"), and Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), with reference to the following background:

     A. A provision was included as Section 3.01 in the Exchange Agreement (the "Exchange Agreement"), dated as of August 12, 1997, among Buckeye Pipe Line Company, a Delaware corporation ("BPL"), Glenmoor and certain other parties, that had the effect of delaying the recognition for income tax purposes of certain income by BPL and Glenmoor. Management of BPL now desires to amend and restate the Exchange Agreement to reflect that BPL is now the general partner of the Partnership, to delete the forfeiture payment provision in Section 3.01 of the Exchange Agreement (which will bring greater certainty to the tax planning of BPL and Glenmoor, and will better align the interests of BPL, as general partner of the Partnership, and the limited partners of the Partnership), and to reflect that the names of certain parties have changed (the "Amendment"). The form of the Amendment is attached hereto as Exhibit A.

     B. Glenmoor, as the indirect owner of BPL, desires that the Amendment be authorized, executed and delivered by the Partnership, the Operating Partnerships and the other parties named therein.

     C. As a condition to recommending the Amendment, a special committee of the board of directors of BPL (the
"Special Committee") has required that Glenmoor enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions. Terms used herein that are not otherwise defined shall have the meanings assigned to them or referred to in the Amendment.

2.   Acknowledgements, Representations and Warranties of
Glenmoor.
     (a)  Glenmoor acknowledges and agrees that:

          (i) The Amendment will result in an acceleration and possible increase in the federal, state and local income tax liabilities of Glenmoor and its shareholders.

          (ii) Payment of the tax liabilities of Glenmoor and its shareholders is solely the responsibility of Glenmoor and its shareholders, and neither the Partnership nor the Operating Partnerships are obligated to reimburse Glenmoor, Buckeye Management
     Company ("BMC") or BPL for or on account of any such income tax liabilities.

          (iii) Repayment of any loan to Glenmoor or its shareholders used in whole or in part to pay any of the tax liabilities of Glenmoor or its shareholders (the "Tax Loan") shall be solely the liability of Glenmoor, its shareholders and its wholly-owned subsidiaries.

          (iv) Neither the Partnership nor the Operating Partnerships shall have any direct or indirect liability or obligation for or in respect of the Tax Loan, and neither the Partnership nor the Operating Partnerships shall be asked to provide any security for repayment of the Tax Loan or otherwise provide any credit support to Glenmoor or its shareholders in connection with the Tax Loan; provided, however, that the parties recognize and acknowledge that the lenders under the Note Agreement for the ESOP have, and the lender under the Tax Loan will have, certain security interests, pledges and other rights in the stock or assets of Glenmoor, BMC and BPL, including, without limitation, amounts payable to such entities by the Partnership.

          (v) All costs and expenses of Glenmoor, BMC and BPL in connection with the Amendment and the Tax Loan, including, without limitation, the fees and expenses of attorneys and accountants in rendering tax and other advice to Glenmoor and its shareholders, the loan placement fees payable to the lender of the Tax Loan and other costs incurred in connection with the Tax Loan and the Amendment shall be payable by Glenmoor and shall not be subject to reimbursement directly or indirectly by the Partnership. All costs associated with the Special Committee, including, without limitation, the fees payable to members of the Special Committee, the fees and expenses of its attorneys, and other costs incurred by or at the request of the Special Committee shall be payable by BPL, and such costs shall be reimbursed by the Partnership.

     (b)  Glenmoor represents and warrants to the
Partnership that the manner in which the Partnership will recognize and report on the execution, delivery and performance of the Amendment will not:

          (i) result in the creation or incurrence of any material liability or obligation of the Partnership or the Operating Partnerships that would be required to be reflected in accordance with generally accepted accounting principles consistently applied in the financial statements of the Partnership or the Operating Partnerships, other than the costs to be reimbursed by the Partnership as set forth in subsection (a)(v) above and appropriate disclosure of the execution and delivery of the Amendment in the footnotes to such financial statements;

          (ii) negatively affect the cash flow of the Partnership or the Operating Partnerships, other than the effects of the reimbursement of costs by the Partnership as set forth in subsection (a)(v) above;
     and

          (iii) adversely affect in any material respect the income tax liabilities to be recognized by the Partnership, its limited partners and the Operating
     Partnerships under present law.

     (c) Nothing in this Agreement shall constitute a representation or warranty by Glenmoor regarding the accounting or income tax treatment of the transactions effected in 1997 by the Exchange Agreement except as specifically set forth in Article IV thereof.

     3.   Glenmoor Liability.

     (a)  Glenmoor shall be liable to the Partnership for
(i) any damages directly resulting from or arising out of any breach of this Agreement, and (ii) any costs incurred by the Partnership in enforcing this Agreement if the Partnership is successful in obtaining a judgment or settlement that provides some benefit to the Partnership.

     (b) A claim under this section must be brought by the Partnership within one year after the date that the independent directors of BPL first have actual knowledge of facts that reasonably give them notice that the Partnership may have a claim for breach of this Agreement. As used in this subsection, the term "independent directors" means directors who (i) are not officers or employees of BPL or affiliates or associates of any such officer or employee, and (ii) do not have a direct or indirect ownership interest in BPL or Glenmoor. This subsection shall be tolled during any period when there are no independent directors of BPL.

     4. Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware, without reference to that state's conflict of laws provisions.

5. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an orig inal; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.
7. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
8. Waiver and Amendment. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition. Any amendment to this Agreement shall be effective only if in a writing signed by each of the parties hereto.
9. Assignment; No Third Party Benefit. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties. This Agreement is not intended and shall not be construed to confer upon any other person except the parties hereto any rights, interests, benefits, obligations or remedies hereunder. Any assignment in contravention of this Section shall be null and void and without legal effect on the rights and obligations of the parties hereunder.
10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof
     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement.


                              GLENMOOR, LTD.


                              By:  /s/ William H. Shea, Jr.
                                 William H. Shea, Jr.
                                 President and Chief Executive Officer



                              BUCKEYE PARTNERS, L.P.
                              By:  BUCKEYE PIPE LINE COMPANY,
                                   as General Partner


                              By:  /s/ Stephen C. Muther
                                 Stephen C. Muther
                                 Senior VP Admin., General Counsel
                                 and Secretary